SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 3, 2008


                                 Cox Radio, Inc.
                 ----------------------------------------------
             (Exact name of registrant as specified in its charter)



       Delaware                      1-12187                   58-1620022
   -----------------              ---------------          ------------------
   (State or other                 (Commission             (I.R.S. Employer
    jurisdiction of                 File Numbe              Identification No.)
    incorporation)


               6205 Peachtree Dunwoody Road
                      Atlanta, Georgia                           30328
     --------------------------------------------------      ------------
         (Address of principal executive offices)             (Zip Code)



                                 (678) 645-0000
                             -----------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]    Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[   ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

[   ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

[   ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.


On December 3, 2008, Cox Radio announced that, as part of an internal reorganization at Cox Enterprises, Inc., our indirect parent, Neil O. Johnston is expected to become the chief financial officer of Cox Media Group, Inc. (currently Cox Broadcasting, Inc.), our direct parent, effective as of January 1, 2009. Mr. Johnston will continue to serve as chief financial officer of Cox Radio through December 31, 2008, and pending the approval of our board of directors, Charles Odom is expected to succeed Mr. Johnston as our chief financial officer effective as of January 1, 2009. A copy of the press release announcing these matters is attached as Exhibit 99.1 to this report.



Item 9.01.  Financial Statements and Exhibits.

                  (a) Not applicable.

                  (b) Not applicable.

                  (c) Not applicable.

                  (d) Exhibit:

                      99.1       Press Release dated December 3, 2008.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             COX RADIO, INC.


Date:  December 3, 2008                      By: /s/ Andrew A. Merdek
                                                 ----------------------------
                                                 Name:  Andrew A. Merdek
                                                 Title:    Secretary

                                                                    Exhibit 99.1



[Cox Radio Logo]
                                                                            NEWS
===============================================================================
FOR IMMEDIATE RELEASE


              COX RADIO NAMES CHARLES ODOM CHIEF FINANCIAL OFFICER
       Neil Johnston to become Chief Financial Officer of Cox Media Group

ATLANTA, GA - (December 3, 2008) - Cox Radio, Inc. (NYSE: CXR) announced today that Charles Odom is expected to become Chief Financial Officer, effective January 1, 2009, pending board approval. Odom also will serve as Cox Radio's principal accounting officer.

Odom succeeds Neil Johnston, who will become Chief Financial Officer of Cox Media Group, an organization being created in January in order to strengthen and support the growth of Cox media businesses, including Cox Radio, Cox Television, and Cox Newspapers, by providing more comprehensive and efficient corporate resources. The three media units will remain separate operating companies.

"These are well deserved promotions for both of these managers. Neil has provided excellent leadership in the financial area for Cox Radio, and Charles has worked closely with him the entire time," said Robert F. Neil, Cox Radio President and Chief Executive Officer. "Charles has been involved in practically every aspect of Cox Radio's financial operations, including communication and meetings with our shareholders. He'll step right in, and we won't miss a beat."

Odom brings to his new position 12 years of experience in Cox Radio's financial reporting group. He joined the company in 1996 and has held the positions of manager of financial reporting, assistant controller and director of financial reporting and analysis. Prior to Cox, he worked at Deloitte and Touche, LLP. He is a certified public accountant and received his BBA from Mercer University in Macon, Georgia.


About Cox Radio

Cox Radio is one of the largest radio broadcasting companies in the United States, based on revenues. Cox Radio owns, operates or provides sales and marketing services for 86 stations (71 FM and 15 AM) clustered in 19 markets, including major markets such as Atlanta, Houston, Miami, Orlando, San Antonio and Tampa. Cox Radio shares are traded on the New York Stock Exchange under the symbol: CXR.


Contact:
Analysts and Investors                              News Media
----------------------                              -----------
Neil O. Johnston                                    Bobby Amirshahi
Vice President & Chief Financial Officer            Corporate Communications
Cox Radio, Inc.                                     Cox Enterprises, Inc.
678-645-4310                                        678-645-4518